EXHIBIT 99.1

Yelp Reports First Quarter 2020 Financial Results

First Quarter 2020 Net Revenue Grew 6% Compared to First Quarter 2019
Net Loss of $16 Million
Adjusted EBITDA was $17 Million
As of March 31, 2020, the Company had $491 Million of Cash, Cash Equivalents and Marketable Securities

SAN FRANCISCO--(BUSINESS WIRE)--May 7, 2020--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the first quarter ended March 31, 2020 in the Q1 2020 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.
“The emergence of the COVID-19 pandemic has drastically changed nearly all aspects of life and has significantly impacted local businesses and their ability to operate as they once did,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “Our first quarter results demonstrate the strength of our strategy, as we grew Revenue 6% compared to the first quarter of 2019, despite the emergence of the COVID-19 pandemic in March. While there is no way of knowing how long this pandemic will last, we are encouraged by the early signs of stabilization in the business that we witnessed in the second half of April. We are confident that our diversified customer base across a variety of geographies and categories, financial liquidity, and operational capabilities will enable Yelp to weather the current crisis and emerge well-positioned to support local economies as they recover and return to growth.”
Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the first quarter 2020 financial results. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.
Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including the stabilization in its business and its ability to weather and emerge well positioned from the current crisis, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.
Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•the duration and magnitude of the COVID-19 pandemic and measures implemented to help control its spread;
•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses reduce spending on advertising in connection with COVID-19;
•Yelp’s limited operating history in an evolving industry;
•Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of the ongoing impact of COVID-19 and Yelp’s relief initiatives; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Investor Relations Contact
Kate Krieger
ir@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$364,576	$170,281
Short-term marketable securities	122,618	242,000
Accounts receivable, net	85,875	106,832
Prepaid expenses and other current assets	21,804	14,196
Total current assets	594,873	533,309
Long-term marketable securities	3,500	53,499
Property, equipment and software, net	110,141	110,949
Operating lease right-of-use assets	199,053	197,866
Goodwill	103,976	104,589
Intangibles, net	9,304	10,082
Restricted cash	22,332	22,037
Other non-current assets	42,045	38,369
Total assets	$1,085,224	$1,070,700

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$74,702	$72,333
Operating lease liabilities — current	62,342	57,507
Deferred revenue	3,637	4,315
Total current liabilities	140,681	134,155
Operating lease liabilities — long-term	175,073	174,756
Other long-term liabilities	7,038	6,798
Total liabilities	322,792	315,709

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,283,885	1,259,803
Accumulated other comprehensive loss	(12,863)	(11,759)
Accumulated deficit	(508,590)	(493,053)
Total stockholders' equity	762,432	754,991
Total liabilities and stockholders' equity	$1,085,224	$1,070,700

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net revenue	$249,901	$235,942

Costs and expenses:
Cost of revenue (1)	16,847	14,265
Sales and marketing (1)	137,297	124,316
Product development (1)	67,113	58,075
General and administrative (1)	43,536	31,292
Depreciation and amortization	12,358	11,876
Total costs and expenses	277,151	239,824
Loss from operations	(27,250)	(3,882)
Other income, net	2,383	4,691
(Loss) income before income taxes	(24,867)	809
Benefit from income taxes	(9,364)	(556)
Net (loss) income attributable to common stockholders	$(15,503)	$1,365

Net (loss) income per share attributable to common stockholders
Basic	$(0.22)	$0.02
Diluted	$(0.22)	$0.02

Weighted-average shares used to compute net (loss) income per share attributable to common stockholders
Basic	71,548	81,772
Diluted	71,548	85,087

(1) Includes stock-based compensation expense as follows:
	Three Months Ended March 31,
	2020	2019
Cost of revenue	$1,043	$1,244
Sales and marketing	7,696	7,687
Product development	17,755	16,075
General and administrative	5,256	6,313
Total stock-based compensation	$31,750	$31,319

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net (loss) income attributable to common stockholders	$(15,503)	$1,365
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,358	11,876
Provision for doubtful accounts	15,933	4,264
Stock-based compensation	31,750	31,319
Noncash lease cost	10,378	9,751
Deferred income taxes	(7,450)	(1,259)
Other adjustments, net	(287)	(1,159)
Changes in operating assets and liabilities:
Accounts receivable	5,024	(6,260)
Prepaid expenses and other assets	(4,118)	(5,292)
Operating lease liabilities	(6,663)	(9,948)
Accounts payable, accrued liabilities and other liabilities	(636)	6,372
Net cash provided by operating activities	40,786	41,029

Investing Activities
Sales and maturities of marketable securities — available-for-sale	164,215	—
Purchases of marketable securities — held-to-maturity	(87,438)	(157,567)
Maturities of marketable securities — held-to-maturity	93,200	201,497
Purchases of property, equipment and software	(7,053)	(8,991)
Other investing activities	295	215
Net cash provided by investing activities	163,219	35,154

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	2,585	1,145
Repurchases of common stock	—	(102,126)
Taxes paid related to the net share settlement of equity awards	(11,514)	(12,497)
Net cash used in financing activities	(8,929)	(113,478)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(486)	(65)

Change in cash, cash equivalents and restricted cash	194,590	(37,360)
Cash, cash equivalents and restricted cash — Beginning of period	192,318	354,835
Cash, cash equivalents and restricted cash — End of period	$386,908	$317,475

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; and depreciation and amortization.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are key measures used by Yelp management and the board of directors to understand and evaluate core operating performance and trends, to prepare and approve Yelp’s annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of Yelp’s financial results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance; and
•other companies, including those in Yelp’s industry, may calculate EBITDA and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.
Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.

The following is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2020	2019
Reconciliation of Net (Loss) Income to EBITDA and adjusted EBITDA:
Net (loss) income	$(15,503)	$1,365
Benefit from income taxes	(9,364)	(556)
Other income, net	(2,383)	(4,691)
Depreciation and amortization	12,358	11,876
EBITDA	(14,892)	7,994
Stock-based compensation	31,750	31,319
Adjusted EBITDA	$16,858	$39,313

Net revenue	$249,901	$235,942
Adjusted EBITDA margin	7%	17%